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                                                                     Exhibit 10a

                         COMMERCIAL FINANCING AGREEMENT

     Commercial Financing Agreement (the "Agreement") made this ____ day of June, 1998, between ABLE LABORATORIES, INC., a New Jersey corporation, with an office for the transaction of business at 6 Hollywood Court, South Plainfield, NJ 07080 (the "Company"), And PORTER CAPITAL CORPORATION, an Alabama corporation with offices for the transaction of business located at 67 Wall Street, NY, NY, 10005; 109 Danbury Road, Ridgefield, CT 06877; and 2112 First Avenue North, Birmingham, Alabama 35203 ("Porter Capital"). Company and Porter Capital agree and shall be legally bound as follows:

1. Purpose of Agreement. Company desires to obtain short-term financing by selling, transferring, setting over and assigning to Porter Capital certain accounts receivable and invoices held by Company at a discount below their face value.

2.  Definitions.

          2.1 "Account Receivable" shall mean any right to payment for goods sold, or leased, and delivered, or services rendered, which is not evidenced by an instrument or chattel paper.

          2.2 "Acceptable Account" shall mean an account conforming to the warranties and terms set forth herein.

          2.3  "Customer" shall mean Company's customer or account debtor.

          2.4 "Collateral" shall mean the intangible or tangible property given as security for the obligations of Company under this agreement.

          2.5 "Warranty" shall mean to guarantee, as a material element of this agreement. Each separate warranty herein shall be deemed to be an independent condition to Porter Capital's duties and obligations under this agreement.

          2.6 "Credit Problem" shall mean a Customer unable to pay its debts because of financial problems or insolvency or both, the appointment of any receiver or trustee for all or a substantial portion of the assets of has been appointed, has filed a general assignment for the benefit of creditors or had filed against it an involuntary or voluntary Bankruptcy proceeding.

          2.7 "Customer Dispute" shall mean a claim or disagreement, by Customer against Company at any time, of any kind whatsoever, whether valid or invalid that reduces the amount collectible from a Customer by Porter Capital.

3.  Tender of Accounts Receivable; Invoices.

          3.1 The Company will tender to Porter Capital for purchase pursuant to this Agreement all of the Accounts Receivable from its Customers with respect to goods sold and delivered to, or services performed for, such Customers by the Company by delivering to Porter Capital all invoices to such Customers promptly after the creation thereof. Porter Capital will forward said invoices to the Company's Customers, in accordance with Porter Capital's standard procedures, together with a notice by the Company to its Customers, in the form prescribed by Porter Capital, of the assignment of payment of said invoices to Porter Capital.

          3.2 In each instance where the Company delivers its Accounts Receivable to Porter Capital, the Company must simultaneously deliver to Porter Capital an original, a copy of each invoice, and satisfactory proof of delivery.

          3.3 Porter Capital will conduct such examination, verification, and credit investigation of the invoices and the account debtors as it considers necessary, and will notify the Company within 48 hours of receipt of such invoices as to which of the individual Accounts Receivable tendered by the Company, if any, Porter Capital elects to purchase from the Company. Porter Capital shall have the absolute right, in its sole discretion, to reject any or all of the Accounts Receivable tendered to it by the Company.

4. Assignment. Those Accounts Receivable which Porter Capital elects to purchase from the Company shall be listed in an "Invoice Delivery Schedule", substantially in the form of Exhibit "A" annexed hereto (such form, together with any schedules and attachments thereto is hereinafter referred to as an "Invoice Schedule"), executed by the Company and accepted by Porter Capital from time to time throughout the term of this Agreement. Upon acceptance by Porter Capital of an Invoice Schedule, the Company shall have been deemed to have sold, assigned, transferred, conveyed and delivered to Porter Capital, and Porter Capital shall be deemed to have purchased and received from the Company, all right, title, and interest of the Company in and to the Accounts Receivable listed on the Invoice Schedule. Upon the assignment of an Account Receivable, Porter Capital shall have all of the rights of an unpaid seller of any goods, the sale of which gives rise to each receivable, including the right of stoppage in
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                                                 COMMERCIAL FINANCING AGREEMENT



transmit, reclamation and replevin. Notwithstanding the foregoing, if the Company or Porter Capital fails to include in any Invoice Schedule a particular Account Receivable tendered by the Company to Porter Capital, but Porter Capital nonetheless pays to the Company the "Purchase Price" (as hereinafter defined) for such Account Receivable, then Porter Capital shall be presumed conclusively to have purchased, and the Company shall be presumed conclusively to have sold, such Account Receivable pursuant to this Agreement, and such Account Receivable shall be governed by the terms and conditions (including, without limitation, the Company's representations and warranties to Porter Capital) of this Agreement. It is understood and agreed that Porter Capital is not assuming any of the responsibilities or obligations of Company under such Accounts Receivable but that it is simply taking an assignment of the right to be paid on such Accounts Receivable which Company has fulfilled in the ordinary course of its business operations. It is also understood and agreed that Porter Capital will have no obligation whatsoever to buy any Accounts Receivable from the Company at any time.

5.   PURCHASE PRICE, RESERVE ACCOUNT.

     5.1 Purchase Price. Porter Capital agrees to buy the Accounts Receivable set forth on the Invoice Schedule from the Company at the Purchase Price Percentage on Exhibit B attached of the face value of each such acceptable invoice (respectively the "Purchase Price" and "Purchased Receivable"). The Purchase Price for each Purchased Receivable, less the reserve amount described in Exhibit B, shall be paid to the Company in immediately available funds at the time of purchase.

     5.2 Reserve Account. Porter Capital shall establish and maintain a reserve account (see Exhibit B) for the Company and withhold from each Purchased Receivable an amount equal to the Purchase Price in paragraph 5.1 above, less the amount advanced to the Company (the "Reserve Account"). Porter Capital may increase the reserve amount taken on each Purchased Receivable in its sole discretion. The Reserve Account may be held and applied by Porter Capital in its sole discretion against charge backs or any Obligations of the Company to Porter Capital.

     5.3 Rebates. As an inducement to secure full and prompt payment of the Accounts Receivable upon which Porter Capital agrees to pay the Company, a rebate on each Purchased Receivable paid in full in accordance with the rebate schedule annexed hereto as Exhibit "B", Porter Capital shall deliver a Monthly Reserve Statement and pay any reserves and rebate due on or before the seventh business day of each month for the prior month. Notwithstanding the previous sentence, Porter Capital may, in its sole discretion, withhold from time to time any rebate sums due Company as further security for the re-payment of any and all Obligations of Company. In the event of any conflict between the wording in Exhibit B and this agreement, this agreement shall prevail.

6. COLLECTION OF ACCOUNTS RECEIVABLE. Commencing on the date of this Agreement, Porter Capital shall administer the collection of all Accounts Receivable originated by the Company and shall forward an Aged Accounts Receivable Schedule to the Company weekly. Porter Capital shall have the right of endorsement on all payments received in connection with each Account Receivable and the Company hereby appoints Porter Capital the attorney-in-fact and agent of the Company for this purpose, which appointment is coupled with an interest and is irrevocable during the term of this Agreement. Porter Capital shall have no liability to the Company for any mistake in the application of any payment received by it with respect to any Account Receivable, so long as it acts in good faith without gross negligence.

7. CROSS-COLLATERALIZATION. If a "Default" (as defined in this Agreement) shall have occurred and be continuing, Porter Capital shall have the right, which may be exercised in its sole and absolute discretion at any time and from time to time during the continuance of such Default, to apply all amounts collected with respect to Accounts Receivable as follows, before any payment from such collections shall be made to the Company: (i) against the un-reimbursed balance of the Purchase Price made by Porter Capital to the Company with respect to Purchased Receivables; (ii) to the payment of all fees accrued with respect to the Accounts Receivable purchased by Porter Capital from the Company, whether or not such fees have become due and payable pursuant to the terms of this Agreement; and (iii) to the payment of any and all other liabilities and obligations of the Company to Porter Capital pursuant to this Agreement, the "Security Agreement" and any other agreement entered into between Porter Capital and the Company concurrently herewith (the "Transaction Documents"). For purposes of this paragraph, "Company" shall mean and include each person named as the Company in the preamble of this Agreement and any shareholder, parent, subsidiary, controlling person or other affiliate.


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                                                 COMMERCIAL FINANCING AGREEMENT

8. NEGATIVE RESERVES. While it is anticipated that the Reserve Account will carry a positive balance most if not all the time, Porter Capital may, as part of this Commercial Financing Agreement and to ease the Company's short-term cash-flow problems, permit the Company to carry a negative-balance on its Reserve Account. Upon the establishment of each such negative balance amount, Porter Capital shall have the right to charge the Company a one-time processing and administrative fee of up to two percent of each such amount so established as a negative balance. Porter Capital may withhold from the Accounts Receivable such sums as it deems necessary to satisfy any negative balance in the Reserve Account. Notwithstanding anything contained herein to the contrary, Porter Capital may terminate the negative reserve facility at any time without notice to the Company as it deems fit. Interest shall accrue on the outstanding negative balance at the rate of forty/one-hundredths percent per week.

9.  COLLECTION OF ACCOUNTS RECEIVABLE.

          9.1 The Company will instruct all of its Customers obligated with respect to its Accounts Receivable to mail or deliver payments on such Accounts Receivable directly to Porter Capital at its address set forth in the preamble of this Agreement or to such other address that Porter Capital may specify in a written notice to the Company. Such instructions shall not be rescinded or modified without Porter Capital's prior written consent. If, despite such instructions, the Company shall receive any payments with respect to any Accounts Receivable purchased by Porter Capital, it shall receive such payments in trust for the benefit of Porter Capital, shall segregate such payments from its other funds, and shall deliver or cause to be delivered to Porter Capital, in the same form as so received with all necessary endorsements, all such payments received as soon as practicable, but in no event later than two business days after the receipt thereof by the Company. If the Company fails to turn over to Porter Capital any checks or other form of payment received by it or in the event the Company deposit any such checks into its own account, this shall be an event of default of this contract, and in addition the Company shall pay to Porter Capital the entire invoice amount at once plus liquidated damages equal to twenty percent of the amount so deposited.

          9.2 Porter Capital shall have the full power and authority to collect each Account Receivable, through legal action or otherwise, and may, in its sole discretion, settle, compromise, or assign (in whole or in part) the claim for any of the Accounts Receivable, or otherwise exercise any other right now existing or hereafter arising with respect to any of the Accounts Receivable, if such action will facilitate collection. The amount of any reduction resulting from any such settlement, compromise, assignment or other collection action shall reduce the balance otherwise due to the Company hereunder. The Company acknowledges and agrees that Porter Capital shall have the sole and exclusive right to commence legal action to collect any Account Receivable.

          9.3 If Porter Capital shall agree that certain Account Debtors' invoices be eligible for financing between the thirty-first and sixtieth days beyond their net-thirty due date (i.e., during the period from sixty to ninety days after their origination date), then these invoices shall be deemed "Special Risk," and a further charge of two percent for each thirty-day period in which each of these invoices is outstanding will be collected by Porter Capital, but ninety days after the origination date these Special Risk invoices shall be deemed a Customer Dispute and shall be charged back to the Company's account.


10. PAYMENT OF EXPENSES AND TAXES; INDEMNIFICATION. The Company will (a) pay or reimburse Porter Capital for all of Porter Capital's out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to Porter Capital,
(b) pay or reimburse Porter Capital for all its costs and expenses incurred with the enforcement or preservation of any rights under the Transaction Documents, and the verification of the Accounts Receivable and the credit worthiness of the Customers, including without limitation, fees and disbursements of counsel to Porter Capital; (c) pay, indemnify, and hold Porter Capital harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from, any delay in paying any stamp, excise, and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Transaction Documents; (d) pay for monthly statements at $0.53 each plus all postage expended by Porter Capital to mail invoices and otherwise collect the accounts; (e) pay a processing and administration fee of no percent of the value


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                                             COMMERCIAL FINANCING AGREEMENT

of each invoice; (f) pay, indemnify and hold Porter Capital harmless from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, whether threatened, pending or determined (including attorney's fees and court costs now or hereafter arising from this Agreement or any activities of the Company (referred to as the "indemnified liabilities"); provided that the Company shall have no obligation hereunder to Porter Capital with respect to indemnified liabilities arising from the gross negligence or willful misconduct of Porter Capital. The covenants of this paragraph shall survive the termination of this Agreement.

11. Term.

     11.1 This Agreement shall be effective for a period commencing on the date hereof and continuing until the close of business on last day of the sixth month (the "Initial Term"). This Agreement shall be deemed to be automatically renewed for an additional term of six months at the expiration of the Initial Term, and thereafter to be automatically renewed for succeeding six month terms at the end of the first and each succeeding renewal term, unless the Company shall deliver written notice of cancellation to Porter Capital not earlier than ninety days and not later than thirty days prior to the expiration date of the Initial Term or any succeeding renewal term. No such termination shall terminate or otherwise affect Company's obligations hereunder incurred or accrued prior to such termination.

     11.2 The Company shall pay Porter Capital an application and due diligence fee in the amount of $350.00 (waived) on the first day of each term hereunder, which amount, at the option of Porter Capital, may be deducted from any amounts otherwise due from Porter Capital to the Company.

     11.3 The representations, warranties and covenants of the Company and the remedies of Porter Capital for a breach of such representations, warranties and/or covenants, shall survive the termination of this Agreement, and such termination shall not effect the rights of Porter Capital to enforce its remedies under the Transaction Documents against the Company or against any collateral after a default by the Company. Upon termination, the Company shall remain fully responsible to Porter Capital for any Purchased Receivables purchased prior to such termination. Additionally, Porter Capital shall maintain its security interest in the Property (as hereinafter defined) of the Company until all of its Obligations (as hereinafter defined) to Porter Capital have been paid in full.

12.  Facility Fee; Credits.

     12.1 The rebates set forth in the rebate schedule attached hereto have been established after negotiations between the Company and Porter Capital on the assumption that the Company will tender to Porter Capital for purchase hereunder acceptable Accounts Receivable averaging at least two hundred thousand dollars a month (the "Base Purchase Amount") during the Initial Term and each renewal term.

     12.2 In further consideration of Porter Capital's undertakings in this Agreement, the Company shall pay to Porter Capital a fee in an amount equal to four percent of the Base Purchase Amount (the "Facility Fee") as of the termination date of the Initial Term and of each renewal term, but the amount thereof shall be reduced by the total fees paid by the Company to Porter Capital.

13.  Disputed Accounts Receivable, Re-Purchase, etc.

     13.1 Non-Recourse. Porter Capital shall not have any recourse against Company for unpaid Accounts Receivable, if the reason for non-payment is related to a Customer's Credit Problem, except under the following circumstances, where Porter Capital will have immediate recourse against the
Company:

          13.1.1 if Company mails invoices on Accounts Receivable directly to a Customer;

          13.1.2 if Company breaches any warranties, representations, or promises in this Agreement, and which breaches shall have a material adverse effect on the Company;

          13.1.3 if Company has contributed to or aggravated Customer's credit problem;

          13.1.4 if Company and Customer are involved in a Customer Dispute of any kind, regardless of its validity; or

          13.1.5 if Customer asserts a claim of loss or offset of any kind against Company.


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                                                  COMMERCIAL FINANCING AGREEMENT

     13.2 Notice of Dispute. Company agrees to promptly notify Porter Capital of any Customer Dispute between Company and any of its Customers within 48 hours that may lead to the non-payment of an invoice.

     13.3 Re-payment of Disputed Purchased Receivable. Company shall immediately pay to Porter Capital the full amount of any Purchased Receivable subject to a Customer Dispute of any kind, whether or not the same is valid or with merit. If Company fails to fully settle any Customer Dispute within thirty (30) days, Porter Capital may, in addition to any other remedy it may have under this Agreement, charge or sell back the Purchased Receivable to the Company. Invoices unpaid after seventy days from any Customer without a Credit Problem shall be deemed to be in dispute and shall be charged back to the Company or sold back to the Company.

14. Warranties By Company. As an inducement to and as a condition of Porter Capital's willingness to enter into this Agreement, and with full knowledge that the truth and accuracy of the warranties in this Agreement are being relied upon by Porter Capital, Company warrants as follows:

      14.1 By its execution of each Invoice Schedule with respect to Accounts Receivable or acceptance of the Purchase Price with respect to a Purchased Receivable that:

          14.1.1 The Company is the sole owner of such Purchased Receivable and such Purchased Receivable has not been previously assigned or encumbered in any manner; the Company has the full power and authority to sell such Purchased Receivable and its sale to Porter Capital has been duly authorized;

          14.1.2 The goods or services listed or referred to in the Purchased Receivable have been shipped or rendered to the Customer, and the prices and terms of shipment set forth therein conform in all material respects to the terms of any related purchase order or agreement with the Customer;

          14.1.3 The invoice representing the Purchased Receivable correctly sets forth the full purchase price of the goods and services covered thereby, and such amount, less only the applicable trade discounts and allowances stated therein, if any, is due and owing from the Customer, subject to no set-offs, deductions, disputes, contingencies or counterclaims against the Company or the invoice, and payment thereof is not contingent upon fulfillment of any obligation other than delivery of the goods or services referred to in such invoice; and Company represents that its invoices do not represent a delivery of merchandise or services upon consignment, guaranteed sale, or similar term.

     14.2 Company is validly existing and in good standing under the laws of the state in which it is incorporated and is properly licensed and authorized to operate the business it conducts under its corporate name or any trade name of and is authorized to do business in every jurisdiction in which it conducts business. By reason of this Agreement the Company is conducting business in the State of New York.

     14.3 Each Customer's business is solvent to best of Company's information and knowledge.

     14.4 Company is, or will be at the time of the purchase by Porter Capital, the lawful owner of and have good and undisputed title to the Purchased Receivables.

     14.5 Company does not own, control or exercise dominion over, in any way whatsoever, the business of any account-debtor/Customer whose Accounts Receivable are to be purchased by Porter Capital and shall not change or modify the terms of any Account Receivable with any Customer unless Porter Capital first consents to such change in writing. By way of example only, Company shall not extend a Customer's credit beyond thirty (30) days without Porter Capital's prior written consent.

     14.6 All financial records, statements, books or other documents of Company furnished to Porter Capital for review at any time, either before or after the signing of this Agreement, are true and accurate. Company has no outstanding state, federal, or local tax liabilities, and has filed all tax returns or other documents as required by law.

     14.7 Company will not, under any circumstances or in any manner whatsoever, interfere with any of Porter Capital's rights under this Agreement.

     14.8 Company shall not factor, finance, give a security interest or sell any of its Accounts Receivable or any of its property, fixtures or inventory to any person or entity other than Porter Capital during the term of this Agreement, nor shall any Accounts Receivable to be purchased under this Agreement be previously sold, pledged or encumbered by Company or any other person or entity in any manner whatsoever.


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                                                  COMMERCIAL FINANCING AGREEMENT

     14.9 Company shall not permit the placement of any lien, security interest, or encumbrance on its fixtures, inventory, or other personal property and chattels except with the prior written consent of Porter Capital and shall maintain its property, inventory, and fixtures in good order and in an operating state, condition, and repair, except

     (1) for taxes not delinquent or being contested in good faith and by proper proceedings, as to which adequate reserves with respect thereto are maintained on the books of such Borrower or its Subsidiary, as the case may be, in accordance with GAAP;

     (2) carriers', warehousemen's, mechanics', materialmen's or similar liens imposed by law incurred in the ordinary course of business in respect of obligations not overdue, or if being contested in good faith and by proper proceedings, which shall be bonded or discharged within thirty (30) days of filing;

     (3) pledges or deposits in connection with workers' compensation, unemployment insurance and other types of social security, if incurred in the ordinary course of business;

     (4) security deposits made in the ordinary course of business.

Upon the breach of any of the warranties above, the Company will immediately pay to Porter Capital the entire unpaid balance of the Purchased Receivables purchased pursuant to this Agreement and any other Obligations of the Company to Porter Capital.

15. Security Interest. To secure the payment of any sums which have or may become due by the Company to Porter Capital under this Agreement and also to secure any other indebtedness or liability of the Company to Porter Capital, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including all future advances or loans which may be made at the option of Porter Capital to the Company (hereinafter referred to as "Obligations"), Company hereby grants, conveys and mortgages to Porter Capital the Property as defined in the Security Agreement.

16. Financing Statements and Security Agreement. The Company and/or its principals shall execute such security agreements as Porter Capital may reasonably request to perfect the security interest granted hereunder, including but not limited to the Security Agreement, (a true copy of which is annexed hereto, made a part hereof and is marked Exhibit "C"), Corporate Resolutions (a true copy of which is annexed hereto, made a part hereof and is marked Exhibit "D"; and the Performance Covenant and Waiver (a true copy of which is annexed hereto, made a part hereof and is marked Exhibit "E"). The Company hereby authorizes Porter Capital or its agents or assigns to sign and execute on its behalf, any and all necessary forms to perfect the security interest granted hereunder.

17. Financial Records. During the term of this Agreement, Company agrees to provide Porter Capital with such financial statements and records and such other information as may be reasonably requested by Porter Capital from time to time, and each quarter shall furnish an updated customer list with customer names, contact names, addresses, and phone numbers, as well as a complete and current payables-aging report.

18. Notice of Levy. Company shall promptly notify Porter Capital of any attachment or any other legal process levied against Company or any of Company's Customers. Company's failure to do so shall be a material default hereunder.

19. No Pledge. Company shall not, at any time during the term of this Agreement, pledge the credit of Porter Capital to any person or business for any purpose whatsoever.

20. Book Entry. Company shall, immediately upon the sale of an Account Receivable to Porter Capital, make proper entries on its books and records disclosing the absolute sale and assignment of such Account to Porter Capital.

21. Power of Attorney. Company irrevocably appoints Porter Capital, or any person designated by Porter Capital, its special attorney-in-fact, or agent, with power to: (1) strike out Company's address on all invoices or statements of account mailed to Customers and substitute Porter Capital's address; (2) receive and open all mail addressed to Company or to Company's trade name via Porter Capital address; (3) endorse the name of Company or Company's trade name on any checks or other evidences of payment, invoices or other documents that may come into the possession of Porter Capital on Accounts Receivable or on which Porter Capital holds a security interest; (4) in Company's name, or otherwise, demand, sue for, collect, and subject to Company's prior written approval, compromise, prosecute, or

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
                                                  COMMERCIAL FINANCING AGREEMENT

defend any action, claim, or proceedings and give releases for any and all monies due or to become due; (5) do any and all things reasonably necessary and proper to carry out the purpose intended by this Agreement. The authority granted Porter Capital shall remain in full force and effect until all Accounts Receivable sold and/or assigned to Porter Capital have been paid in full.

22. Default. Any one or more of the following shall constitute a default hereunder (a "Default"):

     22.1 Company's failure to pay any indebtedness or Obligations to Porter Capital when due or any other default under the Commercial Financing Agreement between Porter Capital and the Company;

     22.2 Company's breach of any material term, provision, warranty, or representation under this Agreement, or under any other agreement or contract between Company and Porter Capital, or Obligation of Company to Porter Capital;

     22.3 Porter Capital shall reasonably believe that Company is failing to tender all of its Accounts Receivable to Porter Capital for purchase; or the Company shall have failed to tender Accounts Receivable aggregating at least twenty percent of the Annual Base Purchase Amount during any Calendar Quarter; of the Company shall have failed to tender Accounts Receivable to Porter Capital for purchase for a period of fifteen or more consecutive business days;

     22.4 The Company shall instruct any Customer to mail or deliver payment on Accounts Receivable to the Company or to any person other than Porter Capital;

     22.5 The appointment of any receiver or trustee for all or a substantial portion of the assets of Company, the filing of a general assignment for the benefit of creditors by Company or a voluntary or involuntary filing under any bankruptcy or similar law which is not dismissed with prejudice within 60 days;

     22.6 The issuance of any levies of attachment, execution, tax assessments, or similar process against the Accounts Receivable which is not released within ten days;

     22.7 If any financial statements, profits-and-loss statements, borrowing certificates or schedules, or other statements furnished by Company to Porter Capital prove false or incorrect in any material respect.

     22.8 Failure of the Company to pay all taxes to every government agency in a timely manner.

     22.9 Any false or misleading representations or warranties made or given by the Company in connection with this Agreement;

     22.10 Upon the non-payment by Company of any charges of rent under the premises or equipment leases used by the Company to operate its business, or the failure to comply with any terms of any such lease, which is not cured within the time and in the manner provided for in the lease;

     22.11 Upon the further surrender, transfer, pledging, assignment, or granting of a security interest by Company in the Property without the prior written consent of Porter Capital; or

     22.12 Upon the attachment of any further lien on the Property.

23. Remedies Upon Default. In the event of any default Porter Capital shall have the following cumulative rights and remedies:

     23.1 Declare any Obligations (including any sums still due and owing under any Purchased Receivable) immediately due and payable;

     23.2  Enforce the security interest given hereunder;

     23.3 Require Company to assemble any Collateral secured hereunder and the records pertaining thereto and make them available to Porter Capital at a place designated by Porter Capital;

     23.4 Enter the premises of Company and take possession of any Collateral not then in its possession and of the records pertaining thereto and any other collateral;

     23.5 Grant extensions, compromise claims, and settle Accounts Receivable for less than face value;


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                                             COMMERCIAL FINANCING AGREEMENT

     23.6 Use, in connection with any assembly or disposition of the collateral, any trademark, trade name, trade style, copyright, patent right, or technical process used or utilized by Company; and

     23.7 Return any surplus realized and hold Company liable for any deficiency.

24. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors, and assigns of both Company and Porter Capital.

25. Cumulative Rights. All rights, remedies, and powers granted to Porter Capital in this Agreement, or in any note or other Agreement given by Company to Porter Capital, are cumulative and may be exercised singularly or concurrently with such other rights as Porter Capital may have. These rights may be exercised from time to time as to all or any part of the pledged collateral as Porter Capital in its discretion may determine.

26. Written Waiver. Porter Capital shall not be deemed to have waived any right or remedy it may have hereunder unless such waiver is in writing and signed by Porter Capital. A waiver by Porter Capital of a right or remedy under this Agreement on one occasion shall not be deemed a waiver of a right or remedy on any subsequent occasion.

27.  Governing Law and Jurisdiction.

     27.1 This Agreement is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of New York and shall be in all respects governed, construed, applied and enforced in accordance with the laws of the State of New York. No defense given or allowed by the laws of any other state or country shall be interposed in any action or proceeding hereon unless such defense is also given or allowed by the laws of the State of New York.

     27.2 The parties hereto agree to submit to personal jurisdiction and acknowledge they are doing business in the State of New York in any action or proceeding arising out of this Agreement and, in furtherance of such agreement, they hereby agree and consent that without limiting other methods of obtaining jurisdiction, that personal jurisdiction in any such action or proceeding may be obtained within or without the jurisdiction of any court located in New York and that any process or notice or motion or other application to any such court in connection with any such action or proceeding may be served by registered or certified mail, return receipt requested, to or by personal service at their last known address whether such address be within or without the jurisdiction of any such court.

28. Invalid Provisions. If any provision of this Agreement shall be declared illegal or contrary to law, it is agreed that such provision shall be disregarded and this Agreement shall continue in force as though such provisions had not been incorporated herein. If a law, which applies to this Agreement and which sets maximum loan charges, is finally interpreted so that the fees and commissions charged by Porter Capital to Company or other charges collected or to be collected in connection with this Agreement exceed the permitted limits under any applicable law or statute, then: (i) any such fee or commission shall be reduced by the amount necessary to reduce the charges to the permitted limit; and (ii) any sums already collected from the Company which exceed permitted limits will be applied and shall be deemed to have been payments in reduction of the obligations hereunder.

29. Further Instruments. Company agree that, upon request from time to time of Porter Capital, it will, at its expense, execute, acknowledge and deliver all such additional instruments and further assurances and will do or cause to be done all such further acts and things as may be reasonably necessary to fully establish, confirm or perfect from time to time the security interest of Porter Capital in the Collateral and to fully establish, confirm or perfect from time to time the intention of this Agreement.

30. No Jury Trial. The Company hereby irrevocably and unconditionally waives, and Porter Capital by its acceptance of this Agreement irrevocably and unconditionally waives, any and all right to trial by jury in any action, suit or counterclaim arising in connection with, out of or otherwise relating to this Agreement.

31. Entire Agreement. This instrument contains the entire Agreement between the parties. Any addendum or modification hereto must be signed by both parties in order to have any force or effect.

32. Notices. All notices, demands or requests (collectively, "Notice") made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party or parties to whom or to which such Notice is being sent, by certified or registered mail, return receipt requested, reputable overnight courier or delivered by hand with receipt acknowledged in writing to the addresses first hereinabove set forth.

                                                  COMMERCIAL FINANCING AGREEMENT

All notices shall (a) be deemed given when received in accordance herewith and
(b) may be given either by a party or such party's attorneys.

33. Effective Date. This Agreement shall be effective only upon its execution by a duly authorized officer of Porter Capital.

34. Duplicate Originals. This Agreement may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

35. Headings, Etc. The headings, titles and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                            ABLE LABORATORIES, INC.



                            By: /s/ Indu Muni
                               -------------------------------------------
                            Indu Muni, President, a duly authorized officer

                            PORTER CAPITAL CORPORATION,



                            By:
                               -------------------------------------------
                            Donald Porter, CEO, a duly authorized officer

                                                 COMMERCIAL FINANCING AGREEMENT


                                 EXHIBIT "B-1"


Rebate Schedule

     The "Purchased Receivables" shall be bought at a discount of ninety-four percent of their face amount. A rebate for prompt payment will be paid to the Company by Porter Capital as follows:


        If the Invoice is paid        The amount rebated           The net charge
           by the customer              to the Company             to the Company
              between:                     will be:                   will be:
        ----------------------        ------------------           --------------

              01-30 days                     4.0%                       2.0%

              31-60 days                     2.0%                       4.0%

              61-90 days                     0.0%                       6.0%



Advances and Reserves


     The Advance Amount shall be seventy percent of each invoice, and the Reserve Amount shall be twenty-four percent of each invoice. Invoices aged 60 days or older shall be bought back by the Company as Disputed Invoices, unless Porter Capital grants a 30-day extension, after which such invoices shall be repurchased by the Company.

     From time to time, the underwriting department of Porter Capital may require the invoice verification form in Exhibit B-2 signed by the Company's Account Debtors. The Company will use its best efforts to have its Account Debtors sign this form acknowledging the invoice.

EXHIBIT "C"             SECURITY AGREEMENT

Agreement (the "Agreement") made this       day of June, 1998, between ABLE
LABORATORIES INC., a State of New Jersey Corporation with an office for the transaction of business at 6 Hollywood Court, South Plainfield, NJ 07080, (the "Company"), and PORTER CAPITAL CORPORATION, an Alabama corporation with an office for the transaction of business located at 67 Wall Street, NY, NY 10005; 109 Danbury Road, Ridgefield, CT 06877; 2112 First Avenue North, Birmingham, Alabama 35203 (the "Porter Capital").

                              W I T N E S S E T H

WHEREAS, Porter Capital and Company have this day entered into a commercial financing agreement and other related documents wherein Porter Capital has agreed to purchase, at a discount, certain accounts receivables and/or invoices of the Company under certain terms and conditions (collectively the "Commercial Financing Agreement"); and WHEREAS, in order to secure the Company's payment of any sums which may become due under the Commercial Financing Agreement, Company is granting Porter Capital a security interest in all of its personal property and assets of any nature, including but not limited to its inventory, equipment, trade fixtures, good will, and accounts receivables all as more particularly set forth below; NOW, THEREFORE, it is agreed as follows:

     1. GRANTING OF SECURITY INTEREST. To secure the payment of any sums which have or may become due by the Company to Porter Capital pursuant to the Commercial Financing Agreement and also to secure any other indebtedness or liability of the Company to Porter Capital, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including all future advances or loans which may be made at the option of Porter
Capital to the Company (hereinafter referred to as "Obligations"), Company hereby grants and conveys to Porter Capital a security interest in, and mortgages to Porter Capital the "Property" as defined in paragraph 2 below.

     2. "THE PROPERTY". All of the following, whether now existing or hereafter arising, shall be deemed secured and mortgaged by this Agreement (the "Property"): (a) all of the Company's accounts, proceeds from accounts, contract rights, instruments, documents, chattel paper and general intangibles, as such terms are defined in the Uniform Commercial Code, as enacted in the State of New York ("UCC"); (b) all forms of obligations owing to the Company, including but not limited to all tax refunds and tax refund claims, letters of credit and all proceeds thereof; (c) all guarantees, security, and liens which the Company may hold for the payment or performance of any item of Property (including, without limitation, all rights of stoppage in transit, replevin, and reclamation and as an unpaid vendor or lienor); (d) all rights to goods represented by any item of Property or the sale of which goods gave rise to any item of Property including, without limitation, all rights upon return, replevin, or repossession of such goods, all documents of title, warehouse receipts, bills of lading, books, records and other documents relating to any of the Property; (e) the Company's goodwill; (f) all books, records, and lists, in whatever form maintained; (g) all the Company's inventory, wherever located, whether in the Company's or some other person's possession, including, without limitation, all raw materials, supplies work in process, and finished products manufactured by and/or held for sale or lease or to be furnished in connection with the Company's business. (h) all equipment (as defined in the UCC), whether in the Company's or some other person's possession, including, without limitation, all machinery, accessories, motors, controls, engines, dies, tools, jigs, benches, tables, computers and data fixtures, and all substitutions, accretions, replacements, and additions thereto and all other component and auxiliary parts used in connection therewith or attached thereto; (i) any other property of the Company of any kind or nature coming into Porter Capital's actual or constructive possession, custody or control, or in transit to Porter Capital or his agent for whatever purpose, and all proceeds of any item of Property and all proceeds of such proceeds (including, without limitation, all payments under any indemnity, warrant or guaranty payable with respect to the Property, all awards for taking by eminent domain, and all proceeds of fire or other insurance.) Permitted liens shall be: (1) for taxes not delinquent or being contested in good faith and by proper proceedings, as to which adequate reserves with respect thereto are maintained on the books of such Borrower or its Subsidiary, as the case may be, in accordance with GAAP; (2) carriers', warehousemen's, mechanics', materialmen's or similar liens imposed by law incurred in the ordinary course of business in respect of obligations not overdue, or if being contested in good faith and by proper proceedings, which shall be bonded or discharged within thirty (30) days of filing; (3) pledges or deposits in connection with workers' compensation, unemployment insurance and other types of social security, if incurred in the ordinary course of business;
(4) security deposits made in the ordinary course of business.

     3. REPRESENTATIONS AND WARRANTIES. Company represents and warrants to Porter Capital as follows:

                                                              SECURITY AGREEMENT

          (a) To pay and perform all of the Obligations secured by this Agreement in accordance with their respective terms.

          (b) To defend title to the Property against all persons and against all claims and demands whatsoever, which Property, except for the security interest granted hereby, is lawfully owned by the Company and is now free and clear of any and all liens, security interests, claims, charges, encumbrances, taxes and assessments except as may be set forth specifically herein.

          (c) On demand of Porter Capital to do the following: (i) furnish further assurances of title; (ii) execute any written agreement or do any other acts necessary to effectuate the purposes and provisions of this Agreement; and
(iii) execute any instrument or statement required by law or otherwise in order to perfect, continue or terminate the security interest of Porter Capital in the Property and pay all costs of filing in connection therewith.

          (d) To retain possession of the Property during the existence of this Agreement and not to sell, exchange, assign, loan, deliver, lease, mortgage or otherwise dispose of same, other than in the ordinary course of business, without the written consent of Porter Capital.

          (e) To keep the Property at the principal office of the Company and not to remove the same, except in the ordinary course of business, without the prior written consent of Porter Capital.

          (f) To keep the Property free and clear of all liens, charges, encumbrances, taxes and assessments.

          (g) To pay, when due, all taxes, assessments, and license fees relating to the Property.

          (h) To keep the Property, at the Company's own cost and expense, in good repair and condition and not to misuse, abuse, waste, or allow to deteriorate except for normal wear and tear and to make the same available for inspection by Porter Capital at all reasonable times.

          (i) To keep the Property insured against loss by fire (including extended coverage), theft and other hazards as Porter Capital may require and to obtain collision insurance if applicable. Policies shall be in such form and amounts and with such companies as Porter Capital may designate. Policies shall be obtained from responsible insurers authorized to do business in the state in which the Property is located. Certificates of insurance or policies, payable to the respective parties as their interest may appear, shall be deposited with Porter Capital who is authorized, but under no duty, to obtain such insurance upon the failure of the Company to do so. Company shall give immediate written notice to Porter Capital and to insurers of loss or damage to the Property and shall promptly file proofs of loss with insurers. Company hereby appoints Porter Capital its attorney-in-fact in obtaining, adjusting and canceling any such insurance and endorsing settlement drafts and hereby assigns to Porter Capital all sums which may become payable under such insurance, including return premiums and dividends, as additional security for the Obligations.

           (j) To immediately notify Porter Capital in writing of any change in or discontinuance of Company's place or places of business and/or residence.

     4. EVENTS OF DEFAULT. If any of the following occur ("Event of Default"), Porter Capital may, but shall not be required to, without presentment or demand, declare the immediate payment of the Obligations, with all accrued interest, if any, and all applicable charges due thereunder:

     4.1 Company's failure to pay any indebtedness or Obligations to Porter Capital when due or any other default under the Commercial Financing Agreement between Porter Capital and the Company;

     4.2 Company's breach of any material term, provision, warranty, or representation under this Agreement, or under any other agreement or contract between Company and Porter Capital, or Obligation of Company to Porter Capital;

     4.3 Porter Capital shall reasonably believe that Company is failing to tender all of its Accounts Receivable to Porter Capital for purchase; or the Company shall have failed to tender Accounts Receivable aggregating at least twenty percent of the Annual Base Purchase Amount during any Calendar Quarter; of the Company shall have failed to tender Accounts Receivable to Porter Capital for purchase for a period of fifteen or more consecutive business days;

     4.4 The Company shall instruct any Customer to mail or deliver payment on Accounts Receivable to the Company or to any person other than Porter Capital;

     4.5 The appointment of any receiver or trustee for all or a substantial portion of the assets of Company, the filing of a general assignment for the benefit of creditors by Company or a volun-

                                                              Security Agreement

               tary or involuntary filing under any bankruptcy or similar law which is not dismissed with prejudice within 60 days;

          4.6 The issuance of any levies of attachment, execution, tax assessments, or similar process against the Accounts Receivable which is not released within ten days;

          4.7 If any financial statements, profits-and-loss statements, borrowing certificates or schedules, or other statements furnished by Company to Porter Capital prove false or incorrect in any material respect.

          4.8 Failure of the Company to pay all taxes to every government agency in a timely manner.

          4.9 Any false or misleading representations or warranties made or given by the Company in connection with this Agreement;

          4.10 Upon the non-payment by Company of any charges of rent under the premises or equipment leases used by the Company to operate its business, or the failure to comply with any terms of any such lease, which is not cured within the time and in the manner provided for in the lease;

          4.11 Upon the further surrender, transfer, pledging, assignment, or granting of a security interest by Company in the Property without the prior written consent of Porter Capital; or

          4.12 Upon the attachment of any further lien on the Property.

          5. ACCELERATION. In the event Company shall have failed to cure an Event of Default within the specified time period and Porter Capital has declared the Obligations due, interest on the Obligations and any other amounts due under the Continuing Guaranty or this Agreement shall accrue at the rate of eighteen percent per annum or the highest legal interest rate, whichever is greater. This shall not constitute an extension of time for the payment of any Obligations or other sums due to Porter Capital.

          6. REMEDIES. If any Event of Default shall occur, which remains uncured, Porter Capital, in addition to any other rights and remedies it may have at law, including those set forth below, and shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the UCC or such other measures as Porter Capital deems necessary to preserve its security interest in the Property.

               (a) If an Event of Default shall occur and the Company elects to declare the Obligations due and payable in accordance with this Agreement, and the Company fails to cure its default or pay the Obligations; Porter Capital may, but shall not be obligated to, sell, assign and deliver the Property at public or private sale, for cash, upon credit or for future delivery with or without advertisement of the time, place or terms of sale except that if the sale be a private sale, ten (10) days notice in writing from Porter Capital of the time and place of sale and the terms of sale shall be given to the Company. In case of any sale on credit or for future delivery, the Property sold shall be retained by Porter Capital until the sale price is paid, but Porter Capital shall incur no liability if the purchaser fails, to take up and pay for the Property sold, in which event the Property may again be sold. At any sale, Porter Capital may purchase the Property sold, free from all right of redemption of the Company which is hereby waived and released.

               (b) In case of any sale, Porter Capital may first deduct all expenses of collection, sale and delivery of the Property sold and any expenses incidental thereto, including, but not limited to reasonable attorneys' fees, brokerage commissions and transfer taxes, and may then apply the residue to any liability of the Company under the Obligations, and shall return the surplus, if any, to the Company. Any sale conducted upon the foregoing terms shall be deemed commercially reasonable.

               (c) The Company agrees that Porter Capital shall have the right to continue to retain the Property until such time that Porter Capital in its reasonable judgment believes that an advantageous price can be secured for the Property; Porter Capital shall not be liable to the Company for any loss in the value of the Property by reason of any such retention of the Property by Porter Capital. If Porter Capital shall not commence to dispose of the Property within ninety (90) days after the right to dispose of the Property shall have accrued, then the Company shall have the right, at any time thereafter, and prior to the time that Porter Capital shall commence to dispose of the Property to request of Porter Capital that it dispose of the Property or the Company itself at its own cost and expense, have the right to dispose of the Property provided, however, that in the case of the former, Porter Capital shall not be obligated to dispose of the Property unless the net proceeds to be received therefrom shall be sufficient to satisfy in full the then obligations of the Company to Porter Capital, and that in the case of the latter, any disposition of the Property by the Company must be upon terms and conditions consented to by Porter Capital, and Porter Capital shall be obligated to give such consent if the net proceeds

                                                              Security Agreement

to be received from such disposition shall be sufficient to satisfy in full the then Obligations of the Company to Porter Capital.

          (d) Porter Capital shall not be liable to the Company for any agents' or brokers' fees incurred in connection with the sale of the Property.

      7. Uniform Commercial Code. The UCC of the State of New York shall govern the rights, duties and remedies of the parties and any provisions herein declared invalid under any law shall not invalidate any other provisions of this Agreement. The Company hereby authorizes Porter Capital or its agents or assigns to sign and execute on the Company's behalf any and all necessary UCC-1 forms to perfect the Security Agreement interest herein above granted to Porter Capital.

      8. No Offsets. The Company covenants and warrants that it is now the owner of the Property and that there are no defenses or offsets to this Agreement or to the Continuing Guaranty which it secures.

      9. Attorney-in-Fact. The Company hereby irrevocably appoints Porter Capital as its attorney-in-fact in connection with the Property and to execute and file on its behalf any financing statements, or other statements in connection therewith with the appropriate public office.

     10. Joint and Several Liability. In the event this Agreement is executed by more than one person, firm or corporation, the liability of the "Company" hereunder shall be joint and several.

     11. Reimbursement - The Company agrees that, with or without notice or demand, it will reimburse Porter Capital, for all costs and expenses (including, without limitation, reasonable attorney's fees) incurred by Porter Capital in connection with the collection of the Obligations or any portion thereof or in any action or proceeding brought by Porter Capital to enforce the obligations of the Company under this Agreement. Porter Capital shall have the right but not the obligation to examine the Company's books and records at any time during reasonable business hours once per quarter, the expense of such audit to be charged against the Company. In the event of a default under this agreement, Porter Capital shall have the right to examine the Company's books once a month and the Company shall pay for this expense.

     12. Application of Payments - All moneys available to Porter Capital for application in payment or reduction of the Obligations may be applied by Porter Capital in such manner and in such amounts and at such time or times and in such order, priority and proportions as Porter Capital may see fit to the payment or reduction of such portion of the Obligations as Porter Capital may elect.

     13. Successors and Assigns - Each reference herein to Porter Capital shall be deemed to include its successors and assigns, in whose favor the provisions of this guaranty shall also inure. Each reference herein to the Company shall be deemed to include the heirs, executors, administrators, legal representatives, successors and assigns of the Company, all of whom shall be bound by the provisions of this Agreement, provided, however, that the Company shall in no event or under any circumstance have the right, without obtaining the prior written consent of Porter Capital, to assign or transfer the Company's obligations and liabilities under this Agreement, in whole or in part, to any other person, party or entity.

     14. Non-Waiver - No delay on the part of Porter Capital in exercising any right or remedy under this Agreement or failure to exercise the same shall operate as a waiver in whole or in part of any such right or remedy. No notice to or demand on the Company shall be deemed to be a waiver of the obligation of the Company or the right of Porter Capital to take further action without notice or demand as provided in this Agreement.

     15. Further Modification - This Agreement may only be modified, amended, changed or terminated by an agreement in writing signed by Porter Capital and the Company. No waiver of any term, covenant or provision of this Agreement shall be effective unless given in writing by Porter Capital and if so given by Porter Capital shall only be effective in the specific instance in which given.

     16. Unconditional Agreement - The Company acknowledges that this Agreement and the Company's obligations under this Agreement are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Agreement and the obligations of the Company under this Agreement or the obligations of any other person or party relating to this Agreement or the obligations of the Company thereunder or otherwise with respect to the Obligations. This Agreement sets forth the entire agreement and understanding of Porter Capital and the Company, and the Company absolutely, unconditionally and irrevocably waives any and all rights to assert any defense, set-off, counterclaim or cross claim of any nature whatsoever with respect this Agreement or the obligations of any other person or party (including, without limitation, Company) relating to this Agreement or the obligations of the Company hereunder or otherwise with respect to the Obligations in any action or proceeding brought by Porter Capital to collect the

                                                              SECURITY AGREEMENT

Obligations, or any portion thereof, or to enforce the obligations of the Company under this Agreement. The Company acknowledges that no oral or other agreements, understandings, representations or warranties exist with respect to the obligations of the Company under this Agreement, except those specifically set forth in this Agreement.

     17. NO JURY TRIAL - The Company hereby irrevocably and unconditionally waives, and Porter Capital by its acceptance of this Agreement irrevocably and unconditionally waives, any and all right to trial by jury in any action, suit or counterclaim arising in connection with, out of or otherwise relating to this Agreement.

     18. NO SUBROGATION - Notwithstanding any payments made by the Company pursuant to the provisions of this Agreement, the Company shall have no right of subrogation in and to the Commercial Financing Agreement or any other security held by or available to Porter Capital for the Obligations or the payment thereof until the Obligations have been paid in full to Porter Capital.

     19. ACTIONS AND PROCEEDINGS. Porter Capital may, but shall not be obligated to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Company, which Porter Capital, in its discretion, feels should be brought to protect its interest in the Property.

     20. FURTHER INSTRUMENTS. Company agree that, upon request from time to time of Porter Capital, it will, at its expense, execute, acknowledge and deliver all such additional instruments and further assurances and will do or cause to be done all such further acts and things as may be reasonably necessary to fully establish, confirm or perfect from time to time the security interest of Porter Capital in the Property.

     21. GOVERNING LAW - This Agreement is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of New York and shall be in all respects governed, construed, applied and enforced in accordance with the laws of the State of New York. No defense given or allowed by the laws of any other state or country shall be interposed in any action or proceeding hereon unless such defense is also given or allowed by the laws of the State of New York.

     22. JURISDICTION - All of the parties hereto agree to submit to personal jurisdiction and acknowledge they are doing business in the State of New York for any action or proceeding arising out of this Agreement and, in furtherance of such agreement, they hereby agree and consent that without limiting other methods of obtaining jurisdiction, that personal jurisdiction in any such action or proceeding may be obtained within or without the jurisdiction of any court located in New York and that any process or notice or motion or other application to any such court in connection with any such action or proceeding may be served by registered or certified mail, return receipt requested, to or by personal service at their last known address whether such address be within or without the jurisdiction of any such court.

     23. NOTICES - All notices, demands or requests (collectively, "Notice") made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party or parties to whom or to which such Notice is being sent, by certified or registered mail, return receipt requested, reputable overnight courier or delivered by hand with receipt acknowledged in writing to the addresses first hereinabove set forth. All notices (a) shall be deemed given when received in accordance herewith and (b) may be given either by a party or such party's attorneys.

     24. DUPLICATE ORIGINALS - This Agreement may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

     25. HEADINGS, ETC. - The headings, titles and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.


(This part of the page intentionally blank.)

                                                              Security Agreement

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                              ABLE LABORATORIES, INC.

                              By: /s/ Indu Muni
                                  -------------------------------------------
                              Indu Muni, President, a duly authorized officer


                              PORTER CAPITAL CORPORATION


                              By:
                                 --------------------------------------------
                              Donald Porter, CEO, a duly authorized officer